Exhibit 10.1

SEALED AIR CORPORATION

POLICY ON RECOUPMENT OF INCENTIVE COMPENSATION

FROM EXECUTIVES IN THE EVENT OF CERTAIN RESTATEMENTS

The Organization and Compensation Committee of the Board of Directors has approved the policy that the Company will, to the extent permitted by governing law, require reimbursement to the Company of all or a portion of any annual incentive compensation (whether payable in cash or by an award under the 2005 Contingent Stock Plan) and any Performance Share Units awards under the 2005 Contingent Stock Plan awarded to any executive officer of the Company or to the leader of any business unit or function of the Company for performance periods beginning on or after January 1, 2008, where:

(a)          the payment or award was predicated upon the achievement of certain financial results that were subsequently the subject of a substantial restatement,

(b)         in the view of the Board, the officer or leader engaged in fraud or misconduct, or recklessly or negligently failed to prevent the fraud or misconduct, that caused or significantly contributed to the need for the substantial restatement, and

(c)          either no payment or award, or a lower payment or award, would have been made to the officer or leader based upon the restated results.

In each case, the Company will, to the extent practicable, seek to recover the amount by which the officer’s or leader’s annual incentive compensation and/or Performance Share Units award for the relevant period exceeded the lower amount that would have been paid or awarded (or the entire amount, if nothing would have been paid or awarded).  This may include the cancellation of all or a portion of unvested awards or unpaid awards (or a delay in payment of any such awards while financial results are under review by the Company).

In addition, any person who is subject to forfeiture of compensation or profits from the sale of the Company’s securities under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of such compensation and profits.

In addition to these reimbursements, the Company may take any other actions that it deems appropriate to remedy the fraud or misconduct based on a consideration of the relevant facts and circumstances.